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                         FOURTH AMENDMENT
               TO SECURED REVOLVING CREDIT AGREEMENT
                    DATED AS OF APRIL 30, 1993

   WHEREAS, Circuit Systems, Inc., an Illinois corporation (the "Company) and NBD Bank, an Illinois banking corporation (the "Bank"), are party to that certain Secured Revolving Credit Agreement dated as of April 30, 1993 as amended April 29, 1994, August 23, 1994, and August 31, 1995 (the "Agreement"); and

   WHEREAS, the Company and the Bank are desirous of further amending the Agreement;

   NOW THEREFORE, subject to such conditions as are set forth herein, it is agreed between the Company and the Bank that Subsection (q) of Section 11 of the Agreement, effective as of the date hereof, is amended in its entirety to read as follows:

   "(q) In any one fiscal year the Company will not, without the Bank's prior written consent, enter into any leases which require the payment by the Company of amounts of yearly rent in excess of $6,000,000.00."

By execution and delivery hereof, the Company further reaffirms all applicable representations and warranties contained in Section 11 of the Agreement as true and correct as of the date hereof.

Except as stated herein, all terms and provisions of the Secured
Revolving Credit Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the 27th day of November, 1995.



       NBD Bank                              Circuit Systems, Inc.

  By:                                    By:
    Steven F. Gersch, Vice President       D.S. Patel, President

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